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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-103655, 333-89438, 333-61446, 333-82473, 333-60779 and 333-58285) of Evolving Systems, Inc. of our report dated March 4, 2003, except for Note 11, as to which the date is March 26, 2003, relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Denver, Colorado
March 28, 2003

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS